EXHIBIT A-5


This bond is not transferable except to a successor trustee under the Trust Indenture, dated as of _________ (hereinafter called the _________ Indenture), between _______ County, __________
(hereinafter called the County) relating to its Pollution Control ________ Bonds, __________ Series___ (Mississippi Power & Light Company Project) (hereinafter called the _____ Bonds) and _____________, as trustee.

              GENERAL AND REFUNDING MORTGAGE BOND,

                  POLLUTION CONTROL SERIES___

No. ______                                          $ ___________


          MISSISSIPPI POWER & LIGHT COMPANY, a corporation duly organized and validly existing of the State of Mississippi (hereinafter called the Company), for value received, hereby promises to pay to ___________________ or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of $_________ on ____________ in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, without interest until the principal of this bond shall have become due and payable.

          This bond shall not become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its respective successor thereunder, shall have signed the authentication certificate endorsed hereon.

          This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its General and Refunding Mortgage Bonds, Pollution Control Series ____ (herein called bonds of the _____________ Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of February 1, 1988, duly executed by the Company to Bank of Montreal Trust Company and Mark F. McLaughlin (successor to Z. George Klodnicki), as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

          The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

          The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the __________ Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

          Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

          No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

          The bonds are issuable as registered bonds without coupons in the denominations of $1,000 and integral multiples thereof. At the office or agency to be maintained by the Company in the City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is not transferable except to any successor trustee under the ______ Indenture, any such transfer to be made as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

          This bond is redeemable in the manner and at such redemption prices as are provided in the Mortgage.

          The bonds of the ________ Series have been issued in order to evidence in part the obligation of the Company to make certain payments under the _________________, dated as of _________, between the County and the Company

          The obligation of the Company to make any payment of principal of the bonds of _______ Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the _________ Indenture of the amount of the corresponding payment required to be made by the County thereunder in respect of the principal of the _____ Bonds.

          Bank of Montreal Trust Company, Corporate Trustee, may conclusively presume that the obligation of the Company to pay the principal of the bonds of ________ series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the __________ Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of the ________ Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

          No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, Mississippi Power & Light Company has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:

                          MISSISSIPPI POWER & LIGHT COMPANY



                         By:_____________________________________
                                                Title:

Attest:


__________________________
Title:


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                   AUTHENTICATION CERTIFICATE

              TRUSTEE'S AUTHENTICATION CERTIFICATE



          This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

                         BANK OF MONTREAL TRUST COMPANY, as Trustee




                         By:________________________________________